UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to Section240.14a-12

MOUNTAIN CREST ACQUISITION CORP

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Important Information and Where To Find It

In connection with the proposed business combination described herein (the “Business Combination”), Mountain Crest Acquisition Corp. (“MCAC”) intends to file relevant materials with the SEC, which includes the preliminary proxy statement filed on November 10, 2020 with the SEC, and a definitive proxy statement on Schedule 14A, when available. Promptly after filing its definitive proxy statement with the SEC, MCAC will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the Business Combination. INVESTORS AND STOCKHOLDERS OF MCAC ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT MCAC WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MCAC, PEI (AS DEFINED BELOW) AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Business Combination (when they become available), and any other documents filed by MCAC with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by visiting the investor relations section of www.mcacquisition.com.

Participants in the Solicitation

MCAC and its directors and executive officers may be deemed participants in the solicitation of proxies from MCAC’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in MCAC, and additional information regarding the interests of such participants are included in the preliminary proxy statement for the proposed Business Combination and is available at www.sec.gov. Information about MCAC’s directors and executive officers and their ownership of MCAC common stock is set forth in MCAC’s prospectus, dated June 4, 2020, and in the preliminary proxy statement, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation is included in the preliminary proxy statement pertaining to the proposed Business Combination, and will be included in a definitive proxy statement on Schedule 14A, when it becomes available. These documents can be obtained free of charge from the sources indicated above.

Playboy Enterprises, Inc. (“PEI”) and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MCAC in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination is included in the preliminary proxy statement for the proposed Business Combination, and will be included in a definitive proxy statement on Schedule 14A, when it becomes available.

Forward-Looking Statements

The foregoing script contain certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in script regarding the proposed transactions contemplated by the agreement and plan of merger, dated as of September 30, 2020, by and among MCAC, PEI, MCAC Merger Sub Inc. and Suying Liu (as it may be amended and/or restated from time to time, the “Merger Agreement”), including the benefits of the Business Combination, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, the expected management and governance of the combined company, and the expected timing of the Business Combination. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on MCAC’s and PEI’s managements’ current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against MCAC and PEI following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the proposed Business Combination, including due to failure to obtain approval of the stockholders of MCAC and PEI, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 pandemic on PEI’s business and/or the ability of the parties to complete the proposed Business Combination; (6) the inability to obtain or maintain the listing of MCAC’s shares of Common Stock on Nasdaq following the proposed Business Combination; (7) the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the proposed Business Combination; (8) the ability to recognize the anticipated benefits of the proposed Business Combination, which may be affected by, among other things, competition, the ability of PEI to grow and manage growth profitably, and retain its key employees; (9) costs related to the proposed Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that MCAC or PEI may be adversely affected by other economic, business, and/or competitive factors; (12) risks relating to the uncertainty of the projected financial information with respect to PEI; (13) risks related to the organic and inorganic growth of PEI’s business and the timing of expected business milestones; (14) the amount of redemption requests made by MCAC’s stockholders; and (15) other risks and uncertainties indicated from time to time in the final prospectus of MCAC for its initial public offering dated June 4, 2020 filed with the SEC and the preliminary proxy statement on Schedule 14A filed on November 10, 2020 relating to the proposed Business Combination, including those under “Risk Factors” therein, and in MCAC’s other filings with the SEC. MCAC cautions that the foregoing list of factors is not exclusive. MCAC and PEI caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MCAC and PEI do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its their expectations or any change in events, conditions, or circumstances on which any such statement is based.

CNN Markets Now

Wednesday, December 2nd, 2020, 5:10 PM Eastern

CORPORATE PARTICIPANTS Alison Kosik -- Business Correspondent for CNN Ben Kohn - CEO Playboy Enterprises

1

Alison Kosik

Alright, Playboy is the latest company to join the SPAC craze, after nearly 10 years away from the stock market, the lifestyle brand is planning to go public again. Ben Kohn is the CEO of Playboy Enterprises, soon to be renamed, PLBY Group and Ben Kohn joins me live. Ben, great to see you.

Ben Kohn

Good to see you, Alison, thanks for having me.

Alison Kosik

Glad that you could be with us. Playboy announced this plan to merge with a SPAC it was back in October that the announcement was made. Talk about the timing on Wall Street here and why the decision came to go public.

Ben Kohn

Yeah, we’ve seen unbelievable growth this year in our business. We just announced third quarter numbers in year-to-date numbers this year this morning. Third quarter was up 86% year-to-date, revenue is up 78%, our EBITDA is up 130%. We’ve done that all in a capital constrained environment, merging into a SPAC with the new capital that we will have, we can accelerate our growth going toward across our four categories. The company today is a very different company than it was historically. We are a consumer product company and really a lifestyle consumer product company organized around four key categories: sexual wellness, which represent about $55 million of our revenue today, apparel and accessories or style and apparel which represents roughly $75 million dollars, gaming and lifestyle and beauty and grooming. And we monetize those four categories through three primary revenue streams, the first is direct to consumer, which is about $68 million dollars of our revenue, largely in the U. S., licensing or royalty revenue which is about $67 million and then we’ve just gotten our products, our sexual wellness products into third party big box retailers. Those products are in over 10,000 stores today.

Alison Kosik

You mentioned Playboy today is a very different company from what it was 10 years ago. The magazine stopped publishing in February, what made you come to that decision?

CNN Markets Now Tuesday, December 2nd, 2020, 5:10 PM Eastern

2

Ben Kohn

Yeah, it was a decision that had been long in the works. The business today is a consumer product company, and we are really a lifestyle and the original lifestyle brand. We generated over $3 billion dollars in consumer product sales today. And so, when you looked at the magazine and what it entailed internally, it added more confusion than anything else, it’s not where the busines is today. We have consumer products that are available in over 180 countries and our goal going forward is to capture more of that $3 billion dollars of spend.

Alison Kosik

Is it just confusion that made you pull the plug on the magazine or were you just losing a lot of money, there are reports that upwards of $4 to $5 million dollars were being lost because of this magazine?

Ben Kohn

Right, we’re a highly profitable business, so it wasn’t just the losses. It was really about the focus of the company moving forward, on consumer products. I think people had thought the magazine was the hero product, it wasn’t the hero product, this has not been the hero product for years. The hero product is really the brand and that’s what generating the $3 billion dollars of consumer spend. I think there are much more (INAUDIBLE)--

Alison Kosik

--Okay, so with--

Ben Kohn

--I’m sorry go ahead.

Alison Kosik

--Finish your thought, no, please finish your thought.

Ben Kohn

I think there’s a misnomer out there and has been for a long time that content you can produce for one platform is applicable and resonates with consumers on other platforms and it’s just not the case. And so today, we’re focused on our social media channels and other distribution mediums that reach a much wider audience than the magazine ever reached. If you look at our daily organic traffic and our social media reach, we reach over 50 million people on a daily basis. And when you couple the influencer network that we work with on a daily basis that grows exponentially.

Alison Kosik

And one last question here, I know that you’re not publishing anymore but what are the chances of having special publications? There are reports of Dolly Parton possibly posing for the cover of Playboy, yes at 75 years old.

Ben Kohn

What I’d say is never say never, but we’re very focused on the four key categories and really growing our direct to consumer business. Take the D2C business this year, people buying Playboy branded products is up $40 million dollars year-to-date. We’re seeing unbelievable revenue growth as I said, year-to-date of 78%, our China licensing business has grown over 23%, we’ve just launched as you see on the screen now, our own line of CBD products. We do have our own strains of THC products that we have developed but we will not launch those until there’s banking law reform in the United States. And I think really building on that last segment, I think one of the things that’s missing in the cannabis market today are trusted brands. And I think that’s one thing this company has fought for and the legalization of marijuana for 50 years. The NORML Foundation was started with a $5,000 dollar donation from Playboy. I wrote a media post on cannabis law reform about a month ago and should the Federal Government under the Biden Administration decide to change banking (P)H laws or legalize it, we’re excited to be a part of that sector.

Alison Kosik

Okay, Ben Kohn, great talking with you today.

Ben Kohn

Thanks Alison, I appreciate it.

CNN Markets Now Tuesday, December 2nd, 2020, 5:10 PM Eastern

Cheddar TV
Playboy CEO on Earnings Report
Friday, December 4, 2020, 12:00 PM Eastern

CORPORATE PARTICIPANTS Kristen Scholer – Newscaster Ben Kohn – CEO of Playboy Enterprises

PRESENTATION

Kristen Scholer

Welcome back to Cheddar's Opening Bell. For the first time in several years, Playboy is reporting earnings again. It's agreed to merge with a special purpose acquisition company, or a SPAC, in October to go public. The brand made famous for nude models has shifted its publication to include things like fashion, beauty products, and even gaming these days. So, for more on this evolution, we're joined by Ben Kohn, he's the CEO of Playboy Enterprises. Ben, it's good to have you with us. Let's start with this SPAC, essentially an IPO that you're looking to do. The company was once public then went private, now re-entering the public market. Why now, during a pandemic, was the right time to do that?

Ben Kohn

Sure. And thanks for having me. The business this year is up 78% year-to-date, EBITDA's up 130%. We just announced Q3 earnings up 86% on revenue. Our D2C business has grown $40 million year-to-date, and we've seen 23% growth in our China licensing business, our digital gaming business up 19%. We've done all of that in a capital-constrained environment. The money that we have raised through our pipe--and then hopefully the money that is in trust will give us the cash to accelerate our business going forward, and then having stock. M&A is definitely part of our strategy with the $180 million in NOLs that we have. It really gives us a flexible capital structure to take advantage of the opportunity we see in the marketplace today.

Kristen Scholer

Okay, so explain what Playboy is today, how the company is different today, if in your eyes it is, versus what it was in the 90s, for instance. And in new categories, potential growth categories. Is that what is leading this growth that you reference there?

Ben Kohn

It is. So, the business is 180% different than it was historically. we no longer publish a magazine. We are a massive consumer lifestyle business. Over $3 billion in global spend against the brand. That's over 180 countries where we sell product today, organized around four key sectors. The first is sexual wellness, which we project to be a $400 billion industry in 2024. That contributes about $55 million of revenue this year.

The second is siloing apparel, Playboy-branded clothing. In China we are the leading men's fashion brand, 2500 brick-and-mortar stores, over a thousand ecomm stores, that contributes about $75 million of revenue today. Our digital gaming business, which is up 19% as I said in the third quarter, which is growing, partnerships with scientific games, micro-gaming, and more to come. And then the last is beauty and grooming.

Kristen Scholer

Okay--

Ben Kohn

--So, it's a very different--

Kristen Scholer

--A very different company, you mentioned there, obviously some of these new categories, high-growth opportunities for you and you've been seeing that. China is of interest there, really been the largest, fastest-growing male retailer for clothing in China, that's true?

Cheddar TV

Friday, December 4, 2020, 12:00 PM Eastern

Ben Kohn

Well, we are the leading men's apparel brand in China. So, 2500 brick-and-mortar stores, consumer spend in excess of a billion dollars buying Playboy products today in China. We've been there for 20 years, and there's a lot more growth to be had in China. You know, we benefit from the diversity in our revenue, about 52% of our revenue today comes from North America, about 40% of our revenue comes from Asia, and then the rest is spread around the world. And so--

Kristen Scholer

--Okay, so--okay--

Ben Kohn

--You know, going through this pandemic, we've benefited from that.

Kristen Scholer

Because the Chinese consumer, presumably, now, is in a better position than the U.S. consumer, right?

Ben Kohn
Look, the U.S. business has grown substantially this year. Our D2C revenues, which were all in the U.S., have grown by $40 million this year. But yes, the balance in our portfolio and in our revenue stream and the diversity in that has enabled us--even though we've had some impact from COVID, we'll recoup that money next year. We've been able to weather this storm very, very well compared to other businesses.

Kristen Scholer

How did you make inroads into China? Is that a new growth opportunity and market for you, and what about the brand resonated there?

Ben Kohn

It's really the Americana and the lifestyle component of it. The Chinese consumer has never seen what was the historical magazine of the company. The company entered China about 25 years ago licensing the brand for clothing. And it has really become a men's lifestyle brand there. We are about to launch women's product as well as men's grooming products, and we think there's a massive opportunity with color cosmetics for us as well.

Kristen Scholer

So, some women have--Ben, you've heard this criticism before of the company, have been turned off by Playboy over the decades because they don't feel that it empowered women, they feel like degraded women, and they feel that it didn't promote a message of body positivity, which is a cultural message many brands are trying to promote today. Why did you decide to pivot some of your messaging, and do you think the brand is relevant today for all women?

Ben Kohn

I do think the brand is relevant. I brought in, when I took over three years ago as CEO, a largely female team. Over 50% of the company today is made up of women. Almost all of our content team are women. And we're telling the story about owning your own sexuality and sex positivity, and self-confidence. I do think that the company needed to evolve from where it was, and I think we've done that in a very sensitive way.

Cheddar TV

Friday, December 4, 2020, 12:00 PM Eastern

In no means will we ever convince everyone, but you know, we live internally what we talk about. We have an expression internally that who's behind the camera is just as important as who's in front of it. And I'm proud to say, over the last two years, almost everyone we have used on set, photographer, etcetera has--have been women. About 40% of our global sales today are to women, and we've seen it really resonate. we just launched a lingerie collection on one of our commerce platforms that's off to a phenomenal start. We thought we had enough inventory to last us through Valentine's Day, and you know, as of last Friday, we've already sold 50% of it. And we will most likely be out of inventory by the holidays.

Kristen Scholer

Have you considered, Ben, changing the name at all? Simply because Playboy is a household name, and it's been known for a certain different theme over the course of past decades.

Ben Kohn

We are changing the name. We announced that two days ago, that the parent company's going to be called the PLBY Group, really signaling our vision to build the leading pleasure and leisure platform. Obviously, there's a wink and a nod to Playboy and that, but Playboy going forward will be one of our brands, but not the only brand that we use for consumer products. We have a much larger vision that we embarked on over two years ago, and this is really the culmination of that.

Kristen Scholer

Alright, Ben Kohn, the CEO of Playboy Enterprises. Thank you for the honest conversation and joining us this morning. I do want to--

Cheddar TV

Friday, December 4, 2020, 12:00 PM Eastern